1 RESTRICTED STOCK UNIT AWARD Granted by NORTHWEST BANCSHARES, INC. under the NORTHWEST BANCSHARES, INC. 2022 EQUITY INCENTIVE PLAN This restricted stock unit agreement (“Restricted Stock Unit Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2022 Equity Incentive Plan (the “Plan”) of Northwest Bancshares, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan and related prospectus have been provided or made available to each person granted a Restricted Stock Unit Award pursuant to the Plan. The holder of this Restricted Stock Unit Award (the “Participant”) hereby accepts this Restricted Stock Unit Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986 (the “Code”). Capitalized terms used herein but not defined will have the same meaning as in the Plan. For valuable consideration, the Company does hereby grant to the Participant a Restricted Stock Unit Award for the number of restricted stock units (the “Restricted Stock Units”) as set forth below, effective on the Date of Grant set forth below. The Restricted Stock Units shall vest and become payable in shares of Stock of the Company (the “Shares”) according to the vesting schedule described below, subject to earlier expiration or termination of the Restricted Stock Units, as provided in this Agreement. Date of Grant: December 20, 2024 1. Form and Timing of Payment of Vested Restricted Stock Units. 1.1 This Restricted Stock Unit Award represents the right to receive Shares of Stock on the date the Restricted Stock Unit Award vests as set forth herein. Except as otherwise provided in Section 3 below, this Restricted Stock Unit Award will vest in one installment on, December 20, 2028 (the “Vesting Date”). 1.2 Subject to the other terms of this Agreement and the terms of the Plan, any Restricted Stock Units that vest will be paid to the Participant solely in whole Shares (and not in cash, as the Plan permits), with (i) one half of the Restricted Stock Units to be settled on or promptly following (and in any event, no later than the tenth business day following) the Vesting Date and (ii) one half of the Restricted Stock Units to be settled on or promptly following (and in any event, no later than the tenth business day following) the six month anniversary of the Vesting Date.

2 2. Dividend Equivalent Rights. Dividend Equivalent Rights shall be not be payable on the Restricted Stock Units granted hereunder. 3. Effect of Termination of Service; Change in Control. 3.1 Termination of Service. Except as provided in Sections 3.2 through 3.6 below, the Restricted Stock Units subject to this Agreement shall immediately terminate and be automatically forfeited by the Participant to the Company upon the Participant’s Termination of Service. In the event that vesting of the Restricted Stock Units occurs under any of Sections 3.2 through 3.6 below, settlement of the vested Restricted Stock Units shall occur on, or as soon as practicable after, the date that such Restricted Stock Units vest, but in any event, within ten business days following the applicable vesting date. 3.2 Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, all Restricted Stock Units subject to this Agreement will vest at the date of Termination of Service. 3.3 Disability. In the event of the Participant’s Termination of Service by reason of Disability, all Restricted Stock Units subject to this Agreement will vest at the date of Termination of Service. 3.4 Involuntary Termination Prior to Age 65. Except as set forth in Section 3.6 below, in the event of the Participant’s Involuntary Termination by the Company prior to attaining age 65, a pro-rated portion of the Restricted Stock Units subject to this Agreement will vest at the date of Termination of Service, with the number of Restricted Stock Units vesting to equal (i) the total number of Restricted Stock Units granted under this Agreement, multiplied by (ii) a fraction (x) the numerator of which is the total number of calendar days between the Date of Grant and the date of Termination of Service, and (y) the denominator of which is 1,461. Any Restricted Stock Units that do not vest pursuant to the preceding sentence shall immediately terminate and be automatically forfeited at the date of Termination of Service. 3.5 Involuntary Termination After Age 65. In the event of the Participant’s Involuntary Termination by the Company after attaining age 65, all Restricted Stock Units subject to this Agreement will vest at the date of Termination of Service. 3.6 Change in Control. In the event of the Participant’s Involuntary Termination at or within two years following a Change in Control, all Restricted Stock Units subject to this Agreement shall vest at the date of Termination of Service. In addition, in the event of a Change in Control in which the Company is not the surviving entity, all Restricted Stock Units subject to this Agreement also shall become fully vested as of the effective date of the Change in Control if the successor entity does not assume this Award or does not replace this Award with a substitute award with respect to equity interests of the successor that provides an economic benefit that is no less than the economic benefit conferred by this Agreement. 3.7 Other Termination. Notwithstanding anything in the Plan to the contrary, if the Participant’s Service terminates for reasons other than those described in Section 3.2 through 3.6 above, the Participant’s unvested Restricted Stock Unit Awards shall be

3 forfeited as of the date of the Termination of Service. An Employee who is also a Director shall not be deemed to have terminated Service until both Service as an Employee and Service as a Director have ceased. If the Participant has a termination for Cause, all unvested Restricted Stock Units hereunder shall be immediately forfeited. 4. Withholding. The Company shall collect federal, state and local income taxes and the employee portion of the FICA taxes (Social Security and Medicare) with respect to the Restricted Stock Units at the time those Restricted Stock Units are settled (or, with respect to Social Security taxes, when the Restricted Stock Units are no longer subject to a substantial risk of forfeiture). Unless the Participant delivers a separate check payable to the Company in the amount of taxes required to be withheld from the Participant, the Company shall arrange for the Participant’s payment of taxes according to one of the methods in the following sentence. The Participant hereby authorizes the Company to satisfy the withholding obligations by one or a combination of the following: (a) withholding from the Participant’s wages or other cash compensation; (b) withholding from proceeds of the sale of Shares issued in settlement of the vested Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), to the extent and in the manner permitted by all applicable securities laws, including making any necessary securities registration or taking any other necessary actions; or (c) withholding in Shares to be issued in settlement of the vested Restricted Stock Units that number of whole Shares the fair market value of which (determined by reference to the closing price of the Stock on the principal exchange on which the Stock trades on the date the withholding obligation arises, or if such date is not a trading date, on the next preceding trading date) is equal to the aggregate withholding obligation as determined by the Company with respect to such Award. 5. Code Section 409A. The Restricted Stock Unit Award and payments made pursuant to this Agreement and the Plan are intended to qualify for an exemption from Code Section 409A. Notwithstanding any other provision in this Agreement and the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement and/or the Plan so that the Restricted Stock Units granted to the Participant qualify for exemption from or comply with Code Section 409A; provided, however, that the Company makes no representations that the Restricted Stock Units shall be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Restricted Stock Units. Nothing in this Agreement or the Plan shall provide a basis for any person to take action against the Company or any affiliate based on matters covered by Code Section 409A, including the tax treatment of any amount paid or payable or Award made under this Agreement, and neither the Company nor any of its affiliates shall under any circumstances have any liability to any Participant or his or her estate or any other party for any taxes, penalties or interest imposed under Code Section 409A for any amounts paid or payable under this Agreement. 6. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan. 7. Undertaking. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to

4 carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Restricted Stock Units pursuant to the provisions of this Agreement. 8. Restrictions on Transfer. Notwithstanding anything in the Plan to the contrary, the Restricted Stock Units granted pursuant to this Agreement may not be sold, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose), assigned, hypothecated, transferred, disposed of in exchange for consideration, made subject to attachment or similar proceedings, or otherwise disposed of under any circumstances. 9. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. 10. No Rights as Shareholder. The Participant will not have dividend, voting or any other rights as a shareholder of the Shares of Stock with respect to the Restricted Stock Units. Upon payment of the vested Restricted Stock Units in Shares, the Participant will obtain full dividend, voting and other rights as a shareholder of the Company. 11. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. 12. Miscellaneous. 12.1 This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant. 12.2 This Restricted Stock Unit Award will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. 12.3 This Restricted Stock Unit Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any Shares of stock hereunder if the issuance of such Shares would constitute a violation of any such law, regulation or order or any provision thereof. 13. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent that the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Notice of Restricted Stock Units of Northwest Bancshares Company Name Northwest Bancshares Plan 2022 RSU Participant Id 233063201 Participant Name Louis J Torchio Participant Address 7059 Calabria Pl Dublin, OH 43016 Grant/Award Type Restricted Stock Units Share Amount 149,813 Grant/Award Date 12/20/2024 Vesting Schedule Vesting Date No. of Shares Percent 12/20/2028 149,813 100%